THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-F
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-F

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691

                                                                             Distribution Date                   8/25/96
                                                                                      SINGLE                   TOTAL
            Reduction of the Stated Amount of Certificates                         CERTIFICATE                 AMOUNT
                Class A-1 Certificates.                            TW4                $43.77581534            $1,132,331.33
                Class A-2 Certificates.                            TX2                 $0.00000000                    $0.00
                Class A-3 Certificates.                            TY0                $19.34495651              $754,887.54
                Class A-4 Certificates.                            TZ7                 $0.00000000                    $0.00
                Class A-5 Certificates.                            UA0                 $0.00000000                    $0.00
                Class A-6 Certificates.                            UB8                 $0.00000000                    $0.00
                Class A-7 Certificates.                            UC6                 $0.00000000                    $0.00
                Class A-8 Certificates.                            UD4                 $0.00000000                    $0.00
                Class A-9 Certificates.                            UE2                 $0.00000000                    $0.00
                Class A-10 Certificates.                           UG7                 $0.00000000                    $0.00
                Class A-11 Certificates.                           UH5                 $0.00000000                    $0.00
                Class A-12 Certificates.                           UJ1                 $0.00000000                    $0.00
                Class PO Certificates.                             UK8                 $0.86283640                   $61.11
                Class X Certificates.                              UL6                         N/A                      N/A
                Class AR Certificates.                             UM4                 $0.00000000                    $0.00
                Class B-1 Certificates.                            UN2                 $0.63104049                $7,288.11
                Class B-2 Certificates.                            UP7                 $0.63104136                $3,644.06
                Class B-3 Certificates.                            UQ5                 $0.63104060                $2,429.37
                Class B-4 Certificates.                                                $0.63104230                $1,052.73
                Class B-5 Certificates.                                                $0.63103524                  $485.87
                Class B-6 Certificates.                                                $0.63104270                $1,295.67

                                                               Total Amount                                   $1,903,475.79
            Aggregate amount of any Principal Prepayments                                                      1,744,997.54
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

                                                                                      SINGLE                   TOTAL
            Amount of distribution representing interest                           CERTIFICATE                 AMOUNT
                Class A-1 Certificates.                                                $4.67025657              $120,803.64
                Class A-2 Certificates.                                                $5.79166657              $152,821.81
                Class A-3 Certificates.                                                $7.04329049              $274,846.43
                Class A-4 Certificates.                                                $5.87499990              $142,313.06
                Class A-5 Certificates.                                                $6.00000000              $124,481.70
                Class A-6 Certificates.                                                $6.20833333              $127,871.80
                Class A-7 Certificates.                                                $6.25000000               $85,752.50
                Class A-8 Certificates.                                                $6.25000000               $76,656.25
                Class A-9 Certificates.                                                $6.25000000               $88,550.00
                Class A-10 Certificates.                                               $6.25000000               $44,531.00
                Class A-11 Certificates.                                               $6.25000000              $120,593.75
                Class A-12 Certificates.                                               $6.25000000               $46,875.00
                Class PO Certificates.                                                 $0.00000000                    $0.00
                Class X Certificates.                                                  $0.66107174              $167,199.53
                Class AR Certificates.                                                 $0.00000000                    $0.00
                Class B-1 Certificates.                                                $6.23863465               $72,052.20
                Class B-2 Certificates.                                                $6.23863465               $36,026.10
                Class B-3 Certificates.                                                $6.23863313               $24,017.39
                Class B-4 Certificates.                                                $6.23863473               $10,407.54
                Class B-5 Certificates.                                                $6.23863411                $4,803.48
                Class B-6 Certificates.                                                $6.23863249               $12,809.29

                                                               Total Amount                                    1,733,412.47
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            Amount of interest shortfall                                    0.00

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

            Stated Amount of Certificates after this Distribution
                                                                  ORIGINAL              SINGLE                 TOTAL
                                                                   BALANCE            CERTIFICATE              AMOUNT
                Class A-1 Certificates.                          25,866,596.00         $818.42539892         $21,169,879.15
                Class A-2 Certificates.                          26,386,500.00       $1,000.00000000         $26,386,500.00
                Class A-3 Certificates.                          39,022,447.00         $919.76042635         $35,891,302.49
                Class A-4 Certificates.                          24,223,500.00       $1,000.00000000         $24,223,500.00
                Class A-5 Certificates.                          20,746,950.00       $1,000.00000000         $20,746,950.00
                Class A-6 Certificates.                          20,596,800.00       $1,000.00000000         $20,596,800.00
                Class A-7 Certificates.                          13,720,400.00       $1,000.00000000         $13,720,400.00
                Class A-8 Certificates.                          12,265,000.00       $1,000.00000000         $12,265,000.00
                Class A-9 Certificates.                          14,168,000.00       $1,000.00000000         $14,168,000.00
                Class A-10 Certificates.                          7,124,960.00       $1,000.00000000          $7,124,960.00
                Class A-11 Certificates.                         19,295,000.00       $1,000.00000000         $19,295,000.00
                Class A-12 Certificates.                          7,500,000.00       $1,000.00000000          $7,500,000.00
                Class PO Certificates.                               70,824.55         $996.63520629             $70,586.24
                Class X Certificates.                           252,921,913.00         $982.82313676        $248,577,507.89
                Class AR Certificates.                                  100.00           $0.00000000                  $0.00
                Class B-1 Certificates.                          11,549,354.00         $997.55046732         $11,521,063.48
                Class B-2 Certificates.                           5,774,677.00         $997.55046732          $5,760,531.74
                Class B-3 Certificates.                           3,849,784.00         $997.55046517          $3,840,353.82
                Class B-4 Certificates.                           1,668,240.00         $997.55046636          $1,664,153.59
                Class B-5 Certificates.                             769,957.00         $997.55047360            $768,070.97
                Class B-6 Certificates.                           2,053,220.80         $997.55047290          $2,048,191.38

                                                                                  Total                     $248,761,242.86
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            The Pool Stated Principal Balance for the following
            Distribution Date.                                   $248,761,242.87
            Amount of the Master Servicing Fees paid to or
            retained by the Master Servicer with respect to
            such Distribution Date                                     79,065.72

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

             Pass-Through Rate and for each Class of Certificates
                 Class A-1 Certificates.                                                                          6.500000%
                 Class A-2 Certificates.                                                                          6.950000%
                 Class A-3 Certificates.                                                                          9.000000%
                 Class A-4 Certificates.                                                                          7.050000%
                 Class A-5 Certificates.                                                                          7.200000%
                 Class A-6 Certificates.                                                                          7.450000%
                 Class A-7 Certificates.                                                                          7.500000%
                 Class A-8 Certificates.                                                                          7.500000%
                 Class A-9 Certificates.                                                                          7.500000%
                 Class A-10 Certificates.                                                                         7.500000%
                 Class A-11 Certificates.                                                                         7.500000%
                 Class A-12 Certificates.                                                                         7.500000%
                 Class PO Certificates.                                                                           0.000000%
                 Class X Certificates.                                                                            0.801017%
                 Class AR Certificates.                                                                           0.000000%
                 Class B-1 Certificates.                                                                          7.500000%
                 Class B-2 Certificates.                                                                          7.500000%
                 Class B-3 Certificates.                                                                          7.499998%
                 Class B-4 Certificates.                                                                          7.500000%
                 Class B-5 Certificates.                                                                          7.500000%
                 Class B-6 Certificates.                                                                          7.499998%

             Amount of Advances included in the distribution on
             such Distribution Date                                    33,970.48
             Aggregate amount of Advances outstanding as of the
             close of business on such Distribution Date               48,974.57
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

             The number and aggregate principal amounts of Mortgage Loans delinquent
                                                                  30 to 59 days                    26          2,727,440.20
                                                                  60 to 89 days                     7          1,260,633.32
                                                                     90 or more                     2            257,707.34
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             The number and aggregate principal amounts
             of Mortgage Loans in foreclosure                   1      79,154.43

             Loan number and Stated Principal Balance of
             any Mortgage loan that became an REO Property
             during the preceding calendar month.               0              0

             Total number and principal balance of any REO
             Properties as of the close of business on the
             Determination Date preceding such Distribution
             Date.                                              0              0

             Aggregate amount of Realized Losses incurred
             during the preceding calendar month                               0
             Aggregate amount of Realized Losses through
             Distribution Date                                                 0

             Special Hazard Loss Coverage Amount                    2,566,523.00
             Required Fraud Loss Coverage Amount                    7,699,569.00
             Current Bankruptcy Loss Coverage Amount                  100,000.00